As filed with the Securities and Exchange Commission on May 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Graham Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	16-1194720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20 Florence Avenue

Batavia, New York 14020

(585) 343-2216

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Thome

Vice President - Finance, Chief Financial Officer,

Chief Accounting Officer and Corporate Secretary

Graham Corporation

20 Florence Avenue

Batavia, NY 14020

(585) 343-2216

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Alexander R. McClean, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604 (858) 231-1248

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, Dated May 13, 2024

PROSPECTUS

$150,000,000

Graham Corporation

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Units

We may offer to the public from time to time in one or more series or issuances: shares of our common stock; shares of our preferred stock; warrants to purchases shares of our common stock, shares of our preferred stock or other securities; purchase contracts for the purchase of common stock, preferred stock or other securities; units, consisting of common stock, preferred stock and/or warrants; or any combination of these securities.

This prospectus provides a general description of the securities that we may offer. Each time that securities are sold under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Securities sold under this prospectus shall be sold directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “GHM.” On May 10, 2024, the last reported sale price of our common stock reported on NYSE was $28.82 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves certain risks. Before investing, you should refer to the “Risk Factors” on page 4 of this prospectus, together with the risk factors contained in any applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement (this “Registration Statement”). Under this process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our Registration Statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. This Registration Statement and the exhibits can be obtained from the Securities and Exchange Commission (also referred to herein as the “SEC” or the “Commission”) or from our corporate Secretary as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms the “Company,” the “Corporation,” “Graham,” “we,” “our” and “us,” or other similar terms, mean Graham Corporation, unless we state otherwise or the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “could,” “forecast,” “strategy,” “future,” “should,” “will be,” “will continue,” “will likely result” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. For a discussion of these and other factors that could cause our actual results to differ from those contemplated in the forward-looking statements, please see the discussion in the “Risk Factors” section below. Our forward-looking statements do not reflect the potential impact of any future acquisition, dispositions, strategic alliances, joint ventures, collaborations or investments we may make.

You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

THE COMPANY

We are a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy and process industries. We design and manufacture custom-engineered vacuum, heat transfer, cryogenic pump and turbomachinery technologies. For the defense industry, our equipment is used in nuclear and non-nuclear propulsion, power, fluid transfer, and thermal management systems. For the space industry, our equipment is used in propulsion, power and energy management systems and for life support systems. We supply equipment for vacuum, heat transfer and fluid transfer applications used in energy and new energy markets including oil refining, cogeneration, and multiple alternative and clean power applications including hydrogen. For the chemical and petrochemical industries, our equipment is used in fertilizer, ethylene, methanol and downstream chemical facilities.

Our brands are built upon our engineering expertise and close customer collaboration to design, develop, and produce mission critical equipment and systems that enable our customers to meet their economic and operational objectives. Continual improvement of our processes and systems to ensure qualified and compliant equipment are hallmarks of our brand. Our early engagement with customers and support until the end of service life are values upon which our brands are built.

Our corporate headquarters is located with our production facilities in Batavia, New York, where surface condensers and ejectors are designed, engineered, and manufactured. Our wholly-owned subsidiary, Barber-Nichols, LLC, based in Arvada, Colorado, designs, develops, manufactures and sells specialty turbomachinery products for the space, aerospace, cryogenic, defense and energy markets. Our wholly-owned subsidiary, P3 Technologies, LLC, located in Jupiter, Florida, provides custom turbomachinery engineering, product development, and manufacturing business. We also have wholly-owned foreign subsidiaries, Graham Vacuum and Heat Transfer Technology Co., Ltd. (“GVHTT”), located in Suzhou, China and Graham India Private Limited (“GIPL”), located in Ahmedabad, India. GVHTT provides sales and engineering support for us throughout Southeast Asia. GIPL provides sales and engineering support for the refining, petrochemical, edible oils, and fertilizer markets in India and the Middle East.

We were incorporated in Delaware in 1983 and are the successor to Graham Manufacturing Co., Inc., which was incorporated in New York in 1936. Our stock is traded on the NYSE under the ticker symbol “GHM.” Our principal executive offices are located at 20 Florence Avenue, Batavia, New York 14020 and our telephone number is (585) 343-2216. Our website is located at www.grahamcorp.com.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, we urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in the prospectus supplement used in connection with an offering of our securities, including those risks identified under the caption “ Risk Factors” in our filings with the SEC, which are incorporated by reference in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include support for organic growth; the acquisition of companies or assets; repayment and refinancing of debt; capital expenditures; and working capital. The prospectus supplement with respect to an offering of securities may identify different or additional uses for the proceeds of such offering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. We also maintain an Internet site at www.grahamcorp.com where in the “Investor Relations” section of the site you can obtain our annual, quarterly and current reports and amendments to those reports, if any. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement. You may also obtain a copy of the documents we file with the SEC at no cost to you by writing or telephoning us at the following address: Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020, telephone (585) 343-2216.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of the prospectus and prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 filed on June 8, 2023;

•

Our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2023, September  30, 2023 and December 31, 2023, filed on August 7, 2023, November 6, 2023 and February 5, 2024, respectively.

•	Our Current reports on Form 8-K filed on April 3, 2023, May 23, 2023, July 25, 2023, August 23, 2023, October 18, 2023 and April 1, 2024.

•

The description of our common stock contained in our registration statement on  Form 8-A, filed with the SEC on April 21, 2014, including any subsequently filed amendments and reports updating such description (including Exhibit 4.1 to the Company’s Annual Report on Form 10-K  for the fiscal year ended March 31, 2019 filed on May 31, 2019); and

•

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after (i) the date of this initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and prior to the completion or termination of the offering under this prospectus.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus at no cost to you through the “Investor Relations” section of our website (www.grahamcorp.com) or by writing or telephoning us at the following address: Corporate Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020, telephone (585) 343-2216.

DESCRIPTION OF OUR COMMON STOCK

The following description summarizes the general provisions of our common stock that we may offer from time to time pursuant to this Registration Statement of which this prospectus is a part. The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). The information below is only a summary and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings, and the applicable provisions of the DGCL. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

General

We are authorized to issue up to 25,500,000 shares of common stock, par value $0.10 per share. Each share of Common Stock entitles the holder to the same rights, and is the same in all respects, as each other share of Common Stock. Holders of Common Stock are entitled to: (1) one vote per share on all matters requiring a shareholder vote; (2) a ratable distribution of dividends, if and when, declared by the board of directors (the “Board”); and (3) in the event of a liquidation, dissolution or winding up of us, to share ratably in all assets remaining available for distribution to them after payment of liabilities. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. The shares of Common Stock, when issued in the manner described in this prospectus, will be fully paid and nonassessable.

Exchange Listing

Our common stock is listed on the NYSE under the symbol “GHM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

DESCRIPTION OF OUR PREFERRED STOCK

The following description summarizes the general provisions of our preferred stock that we may offer from time to time pursuant to this Registration Statement. The following summary description of our preferred stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the DGCL. In connection with an offering of our preferred stock, our Board of Directors will adopt a certificate of designations that sets forth the terms and conditions of the particular series of preferred stock, and we will describe the specific terms of our preferred stock and the offering in a prospectus supplement. We also will file as an exhibit to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the certificate of designations. The information below, and any description of our preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the certificate of designations for the particular series of preferred stock, as well as to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings, and the applicable provisions of the DGCL. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

General

Under the terms of our certificate of incorporation, our Board of Directors has the authority, without further action by our stockholders and subject to the limits imposed by the DGCL, to issue up to 500,000 shares of preferred stock, par value $1.00 per share, in one or more series. 60,000 shares of preferred stock have previously been designated as Series A Junior Participating Preferred Stock. Prior to the issuance of shares of any series of undesignated preferred stock, our Board of Directors will adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware.

Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws, our Board of Directors is authorized to fix the number of shares constituting each series of our preferred stock and the voting rights, if any, the designations, preferences and relative, participating, optional or other special rights, and, qualifications, or restrictions of such series. Each series of our preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company.

We will describe in the applicable prospectus supplement the terms of our preferred stock being offered, including the following:

•	the title and stated value of our preferred stock;

•	the number of shares of our preferred stock offered;

•	the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends, if applicable;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on our preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for our preferred stock;

•	the provisions for a sinking fund, if any, for our preferred stock;

•	the provisions for redemption, if applicable, of our preferred stock and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of our preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which our preferred stock will be convertible into common stock, including the conversion price (or its manner of calculation) and conversion period;

•	voting rights, if any, of our preferred stock;

•	preemptive rights, if any, of our preferred stock;

•	whether interests in our preferred stock will be represented by depositary shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to our preferred stock;

•	the relative ranking and preferences of our preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of our preferred stock ranking senior to or on a parity with our preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, powers, preferences, rights, qualifications, limitations or restrictions on our preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of our preferred stock, if any, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

The following description summarizes the general provisions of our warrants that we may offer from time to time pursuant to this Registration Statement. In connection with an offering of our warrants, our Board of Directors will adopt a warrant agreement and warrant certificates that set forth the terms and conditions of the particular series of our warrants, and we will describe the specific terms of our warrants and the offering in a prospectus supplement. We also will file as exhibits to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate. The information below, and any description of our warrants in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the warrant agreement and warrant certificate for the particular series of our warrants.

General

We may issue our warrants for the purchase of our common stock, preferred stock or other securities issued by us. We may issue our warrants independently or together with other securities, and our warrants may be attached to or separate from the other securities. We will file a copy of the warrant and warrant agreement with the SEC when we issue a series of our warrants, and such warrants and warrant agreements will be incorporated by reference into the Registration Statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

We will describe in the applicable prospectus supplement the terms of our warrants being offered, including the following:

•	the title of our warrants;

•	the securities for which our warrants are exercisable;

•	the price or prices at which our warrants will be issued;

•	the number of our warrants issued with each share of our other security or securities;

•	any provisions for adjustment of the number or amount of shares of our security or securities receivable upon exercise of our warrants or the exercise price of our warrants;

•	if applicable, the date on and after which our warrants and our security or securities will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of our warrants;

•	any other terms of our warrants, including terms, procedures and limitations relating to the exchange and exercise of our warrants;

•	the date on which the right to exercise our warrants will commence, and the date on which the right will expire; and

•	the maximum or minimum number of our warrants which may be exercised at any time.

Each of our warrants will entitle the holder of such warrants to purchase for cash at the exercise price set forth in the applicable prospectus supplement the shares or units of our security or securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise our warrants in accordance with the terms of such warrants and the applicable warrant agreement as set forth in the prospectus supplement relating to our warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock, preferred stock or other securities purchasable upon the exercise. If less than all of our warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for our remaining warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR PURCHASE CONTRACTS

The following description summarizes the general provisions of our purchase contracts that we may offer from time to time pursuant to this Registration Statement. In connection with an offering of our purchase contracts, our Board of Directors will adopt a purchase contract that set forth the terms and conditions of the particular purchase contract, and we will describe the specific terms of our purchase contract and the offering in a prospectus supplement. We also will file as exhibits to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of purchase contract. The information below, and any description of our purchase contracts in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the purchase contract for the particular series of our purchase contracts.

General

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or other securities. The price per share of common stock, preferred stock or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or other securities, and the nature and amount of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or other securities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF OUR UNITS

The following description summarizes the general provisions of our units that we may offer from time to time pursuant to this Registration Statement. In connection with an offering of units, our Board of Directors will adopt a unit agreement and unit certificates that set forth the terms and conditions of the particular series of our units, and we will describe the specific terms of our units and the offering in a prospectus supplement. We also will file as exhibits to this Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and unit certificate. The information below, and any description of our units in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the unit agreement and unit certificate for the particular series of our units.

General

We may issue, in one more series, our units comprised of shares of our common stock, preferred stock, purchase contracts and/or warrants, in any combination. Each unit will be issued so that the holder of such unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of our units being offered, including:

•	the designation and terms of our units and of our securities comprising our units, including whether and under what circumstances those securities may be held or transferred separately;

•	the terms of the unit agreement governing the units;

•	a discussion of any material and/or special United States federal income tax considerations relevant to the units; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of our units or of our securities comprising our units.

Unit Agent

We may issue our units under an agreement between us and one or more unit agents. If we elect to enter into an agreement with a unit agent, the unit agent will act solely as our agent in connection with our units and will not assume any obligation or relationship of agency or trust for or with any registered holders of our units or beneficial owners of our units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of our units if we elect to use a unit agent.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers-dealers; or

•	through a combination of any of these methods of sale.

We may also sell the securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker other than on the NYSE or such other securities exchanges or quotation or trading services.

We may also issue the securities as a dividend or distribution or in a subscription rights offering to our stockholders, in each case subject to applicable restrictive covenants contained in agreements and instruments governing our debt at the time of such dividend, distribution or offering. Any such dividend, distribution or subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of the dividend, distribution or subscription rights, including the terms of the dividend, distribution or subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the dividend, distribution or subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock, other class of securities or units through the issuance of a dividend, distribution or subscription rights.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

The validity of the issuance of securities offered hereby will be passed upon by Harter Secrest & Emery LLP, Rochester, New York, NY.

EXPERTS

The consolidated financial statements and the related financial statement schedules of Graham Corporation as of March 31, 2023 and 2022, and for each of the three years in the period ended March 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of Graham Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses that may be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. For purposes of these estimates, we have assumed one offering of common stock. If we offer other types of securities or have more than one offering under this Registration Statement, our expenses will increase, and we will amend this Registration Statement at that time if the increase is deemed to be material. All such amounts will be borne by Graham Corporation.

SEC Registration Fee		$22,140
FINRA fees		23,000
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing and Engraving Expenses		*
Miscellaneous Fees and Expense		*

Total:	$	*

*	These fees depend on the number of issuances and amount of securities sold and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The following is a summary of the general effect of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended (the “Charter”), and certain agreements entered into with each of our directors and executive officers relating to the indemnification of our directors and officers and insurance therefor. Such summaries are necessarily subject to the complete text of such statute, bylaws, certificate of incorporation and agreements and are qualified in their entirety by reference thereto.

Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. Section 145 of the DGCL also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Section 2 of our Charter provides that our directors or officers shall be indemnified by the corporation against any liabilities incurred in their capacity as a director or officer, such indemnification to include payment by the corporation of expenses incurred in defending a proceeding in advance of its final disposition, to the fullest extent permitted by the DGCL or as may be provided by written agreement with the Corporation.

We have entered into an indemnification agreement with each of our directors and officers. Under the terms of the indemnification agreements, subject to certain exceptions specified in the indemnification agreements, we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law in the event a director or officer becomes subject to or a participant in certain claims or proceedings as a result of his or her service as a director or officer. We will also, subject to certain exceptions and repayment conditions, advance to our directors and officers specified indemnifiable expenses incurred in connection with such claims or proceedings.

We have an insurance policy which will entitle us to be reimbursed for certain indemnity payments we are required or permitted to make to our directors and officers.

Item 16.	Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

1.2	Form of Placement Agent Agreement.*

4.1	Certificate of Incorporation of Graham Corporation, as amended, is incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008.

4.2	Amended and Restated By-laws of Graham Corporation, is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 1, 2022.

4.3	Description of Securities is incorporated herein by reference from Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2019.

4.4	Specimen Stock Certificate evidencing shares of Preferred Stock.*

4.5	Certificate of Designations for Preferred Stock.*

4.6	Form of Common Stock Warrant Agreement and Warrant Certificate.*

4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate.*

4.8	Form of Purchase Contract Agreement*

4.9	Form of Unit Agreement.*

5.1	Opinion of Harter Secrest & Emery LLP (filed herewith)

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm (filed herewith).

23.2	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

107	Filing Fee Table (filed herein)

*

To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batavia, State of New York, on May 13, 2024.

GRAHAM CORPORATION

By:	/s/ Christopher J. Thome
Name:	Christopher J. Thome
Title:	Vice President – Finance, Chief Financial Officer and Chief Accounting Officer

We, the undersigned officers and directors of Graham Corporation, hereby severally constitute and appoint Daniel J. Thoren and Christopher J. Thome, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel J. Thoren Daniel J. Thoren	President and Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2024

/s/ Christopher J. Thome Christopher J. Thome	Vice President—Finance, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	May 13, 2024

/s/ James J. Barber James J. Barber	Director	May 13, 2024

/s/ Alan Fortier Alan Fortier	Director	May 13, 2024

/s/ Cari L. Jaroslawsky Cari L. Jaroslawsky	Director	May 13, 2024

/s/ Jonathan W. Painter Jonathan W. Painter	Director and Chairman of the Board	May 13, 2024

/s/ Lisa M. Schnorr Lisa M. Schnorr	Director	May 13, 2024

/s/ Troy A. Stoner Troy A. Stoner	Director	May 13, 2024